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                                                                     Exhibit 5.1



                                            May 18, 1994


Equitable Resources, Inc.
420 Boulevard of the Allies
Pittsburgh, PA  15219


Gentlemen:

     I am Senior Vice President and General Counsel of Equitable Resources, Inc., a Pennsylvania corporation (the "Company"), and I have acted in such capacity in connection with the registration with the Securities and Exchange Commission (the "SEC") by the Company of $100,000,000 principal amount of the Company's Medium-Term Notes, Series C (the "Notes") pursuant to the provisions of Rule 415 under the Securities Act of 1933, as amended (the "Act"), and the proposed issuance and sale by the Company of the Notes pursuant to such registration. In connection with the registration and proposed issuance and sale of the Notes, I have examined, among other things:

          1.   The Restated Articles of the Company as amended to date;

          2. A copy of the indenture dated as of April 1, 1983 between the Company and Bankers Trust Company, Trustee, as amended by the 1991 Supplemental Indenture dated as of March 15, 1991, and the Board Resolutions and form of Resolutions of the Ad Hoc Finance Committee and accompanying addenda which will establish the particular terms of each issue of the Notes (the aforesaid Indenture, Supplemental Indenture, Board Resolutions, Resolutions of the Ad Hoc Committee and addenda being referred to herein collectively as the "Indenture");

          3. The Registration Statement on Form S-3 (the "Registration Statement"), including the Prospectus which is a part thereof (the "Prospectus"), relating to the Notes, as filed with the SEC;

          4. The form filed as an Exhibit to the Registration Statement of the Distribution Agreement to be entered into between the Company and the Agents for the sale of the Notes (the "Distribution Agreement");

          5. The Securities Certificate of the Company filed with the Pennsylvania Public Utility Commission (the "Securities Certificate") and the
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Equitable Resources, Inc.
May 18, 1994
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               Application of the Company regarding the Notes filed with the
               Kentucky Public Service Commission (the "Application"); and

          6. The Order dated August 5, 1993 of the Pennsylvania Public Utility Commission registering the Securities Certificate and the Order dated August 3, 1993 of the Kentucky Public Service Commission granting the authorization applied for in the Application.

          I understand that, prior to the issue and delivery of any issue of the Notes, the following events will have occurred:

          (i) The Registration Statement will have become effective under the Act; and

          (ii) The Board of Directors of the Company or the Ad Hoc Finance Committee of the Board will adopt resolutions establishing the Notes as a series of Debt Securities under the Indenture, and terms of particular issues of the Notes will be established either by that same or other resolutions or by an addendum thereto as contemplated thereby, and the Company will have entered into the Distribution Agreement or other appropriate agreement providing for the terms and conditions of the sale of the Notes.

          Based upon the foregoing, and upon an examination of such other documents and questions of law as I have considered necessary to examine in order to enable me to render this opinion, and based on the assumption that the steps outlined in the preceding paragraph are carried out, I am pleased to advise you that in my opinion:

          The Notes, when duly executed, authenticated and delivered pursuant to the Indenture, will be valid and binding obligations of the Company enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally, and except that I express no opinion as to the enforceability of the obligations of the Company under the Notes by judicial orders granting specific performance thereof, or granting injunctive relief or any other equitable remedy in connection therewith.

          I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Prospectus in connection with the matters referred to under the caption "Legal Matters".

                                    Very truly yours,


                                    /s/ Augustine A. Mazzei, Jr.
                                    ----------------------------
                                    Augustine A. Mazzei, Jr.
                                    Senior Vice-President and
                                    General Counsel